Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-120359, 333-64353, 333-04417, 333-28121, 333-34310, 333-34396, 333-145599 and 333-143191 on Form S-8 and Registration Statement No. 333-44935 on Form S-4 of our report dated February 20, 2007 (November 13, 2007 as to Note 3 and Note 9) relating to the consolidated financial statements and financial statement schedule of Fiserv, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs related to (i) the Company’s adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, on January 1, 2006 described in Note 6, (ii) retrospectively adjusting for discontinued operations as described in Note 3, and (iii) the condensed consolidating financial information associated with subsidiary guarantees as described in Note 9 to the consolidated financial statements), appearing in this Current Report on Form 8-K.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

November 13, 2007